SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. 1)


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Confidential for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                           ELITE PHARMACEUTICALS, INC.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A


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

                       [ELITE PHARMACEUTICALS LETTERHEAD]


April [__], 2004


Dear Stockholder:


         You are cordially invited to attend the Annual Meeting of Stockholders of Elite Pharmaceuticals, Inc. (the "Company") to be held at 10:00 a.m., [_______], May [__], 2004, at the Union League Club, the Grant Room, 38 East 37th Street, New York, New York 10016.


         This year you will be asked to consider the election of directors and proposals to: (i) amend the Company's Certificate of Incorporation to increase the shares of capital stock the Company is authorized to issue from 25,000,000 shares of common stock to 65,000,000 shares of common stock and 5,000,000 shares of preferred stock; (ii) approve the adoption of the Company's Stock Option Plan; (iii) ratify action of the Board of Directors to amend the price or terms of certain outstanding options and warrants and (iv) approve the prior sales in a private placement of 70,000 shares of Common Stock to two directors or their affiliates. The matters are explained more fully in the attached proxy statement, which you are encouraged to read.

         The Board of Directors recommends that you elect the directors nominated by the Board and approve the proposals and urges you to return your signed proxy card, or cards, at your earliest convenience, whether or not you plan to attend the annual meeting in the accompanying business reply envelope so that your shares will be represented at the annual meeting. This will not limit your right to vote in person or attend the meeting.

         Thank you for your continued interest in and support of your company.

                                    Very truly yours,


                                    Bernard Berk

                                    President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           ELITE PHARMACEUTICALS, INC.
                                 MAY [__], 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elite Pharmaceuticals, Inc. (the "Company", "Elite", "us" or "we") will be held at the Union League Club, the Grant Room, 38 East 37th Street, New York, New York, 10016 on May [__], 2004 at 10:00 a.m., to consider and act upon the following:


1. The election of five directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

2. A proposal to amend Company's Certificate of Incorporation to increase the number of authorized shares of capital stock from 25,000,000 shares of Common Stock to 65,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

3. A proposal to approve the adoption of the Company's Stock Option Plan.

4. A proposal to ratify the action of the Board of Directors in amending the terms of certain outstanding options and warrants.

5. A proposal to approve the sales in December 2003 of 70,000 shares of Common Stock to two directors or their affiliates as part of a private placement.

6. The transaction of such other business as may properly come before the meeting or any adjournment thereof that were not known a reasonable time before the solicitation.


The Board of Directors has fixed the close of business on April 27, 2004 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.


By Order of the Board of Directors

/s/ Mark I. Gittelman

Mark I. Gittelman
Secretary
Northvale, New Jersey


April 26, 2004

                           ELITE PHARMACEUTICALS, INC.

                                165 LUDLOW AVENUE

                           NORTHVALE, NEW JERSEY 07647


                                 PROXY STATEMENT
                                 ---------------
                         Annual Meeting of Stockholders
                            To Be Held May [__], 2004


                                  INTRODUCTION


This proxy statement is being furnished to stockholders of Elite Pharmaceuticals, Inc. (the "Company", "Elite", "us" or "we") in connection with a solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held at the Union League Club, the Grant Room, 38 East 37th Street, New York, New York 10016 on [_______], May [__], 2004, at 10:00 a.m. and any adjournments or postponements thereof. At the meeting, the Board of Directors will propose that the Company's stockholders elect five nominees to the Board of Directors of the Company to serve until the next annual meeting of stockholders to be held and until their successors are elected and qualified, and proposals to (i) approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,00 shares of Common Stock to 65,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, (ii) approve the adoption of the Company's Stock Option Plan, (iii) ratify the amendment of certain outstanding options and warrants, (iv) approve the sales of an aggregate of 70,000 shares of the Company's Common Stock to two directors or their affiliates in a private placement completed in December 2003 and (v) vote on such other matters as may lawfully come before the meeting.


STOCKHOLDERS ENTITLED TO VOTE


Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on April 27, 2004 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. At the close of business on the record date, there were 12,104,423 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each such share is entitled to one vote.


VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

A form of proxy is enclosed for use at the Annual Meeting. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Annual Meeting, by submitting a duly executed, later-dated proxy, or by attending the Annual Meeting and voting at the meeting. Attendance at the Annual Meeting is not by itself sufficient to revoke your proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given otherwise the shares will be voted FOR the Board's nominees for election to the Board of Directors and FOR each of the proposals referred to above.

A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" are


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


included. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Accordingly, since the election of directors will be effected by a plurality vote, abstentions and broker non-votes will not affect the outcome of the election of directors. Since the affirmative vote of a majority of the outstanding shares is required to amend the Certificate of Incorporation, abstentions and broker non-votes will have the same effect as negative votes. Since approval of each of the proposals with respect to adoption of the Company's Stock Option Plan, ratification of the amendment of options and warrants and approval of sales of shares of Common Stock to Directors or their affiliates requires the affirmative vote of a majority of the shares cast in person or by proxy on the proposal, abstentions and broker non-votes will not affect the outcome.


Any stockholder who executes and delivers a proxy may revoke it at any time before it is voted by delivering a written notice of such revocation to the Secretary of the Company at the address of the Company set forth in this proxy statement, by submitting a properly executed proxy bearing a later date, or by appearing at the Annual Meeting and requesting the return of the proxy or by voting in person. In accordance with applicable rules, boxes and designated spaces are provided on the proxy card for stockholders to mark if they wish either to vote for or withhold authority on the election of any of the Directors and to vote for, against or abstain on each of the other proposals.

Stockholders vote at the Annual Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Annual Meeting to serve as inspector of election at the Annual Meeting and who has executed and verified an oath of office.


It is anticipated that this proxy statement, the enclosed proxy card and the Annual Report to Stockholders for the year ended March 31, 2003 will be mailed to the Company's stockholders on or about April 30, 2004.


COSTS AND METHOD OF SOLICITATION

Solicitation of proxies may be made by directors and officers of the Company by mail, telephone, facsimile transmission or other electronic media and in person for which they will receive no additional compensation. We will not solicit proxies via the Internet, such as Internet chat rooms and/or posting on websites. Solicitation of proxies may be made by directors, officers and regular employees of Elite. The entire cost of soliciting proxies will be borne by the Company. Upon request, the Company will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

PRINCIPAL STOCKHOLDERS


The following table sets forth certain information with respect to the beneficial ownership, as of April 26, 2004, of shares of Common Stock of each stockholder of the Company known to the Company, based upon such person's representations or publicly available filings, to own beneficially more than 5% of the shares of the Company's Common Stock as of that date:



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

As used in the table below and elsewhere in this proxy statement, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the record date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Unless otherwise noted, beneficial ownership consists of sole ownership, voting, and investment power with respect to all common stock shown as beneficially owned by them.


      Name and Address of Beneficial Owner           Shares Beneficially Owned      Percentage of Outstanding
      ------------------------------------           -------------------------      -------------------------
John A. Moore (1)                                          1,224,218(1)                        9.9
   c/o Elite Pharmaceuticals Inc.
   165 Ludlow Avenue
   Northvale, NJ 07647


Edson Moore Healthcare Ventures, Inc.                       914,218(2)                         7.5
   403 Marsh Lane
   Wilmington, DE 19804

Dr. Atul Mehta                                             2,257,700(3)                        17.5
   c/o Andrew Giles Freda, Esq.
   Edwards & Caldwell LLC
   1600 Route 208
   North Hawthorne, NJ 07647

Jerome Belson                                               905,100(4)                         7.5
   495 Broadway
   New York, New York 10012


   (1) Represents (i) options personally held by Mr. Moore to purchase 310,000 shares and (ii) 914,218 shares of common stock beneficially owned by Edson Moore Healthcare Ventures, Inc. ("Edson Moore"), of which he is president and principal stockholder. The 914,218 shares of common stock are comprised of (i) 764,218 shares of common stock issued to Edson Moore upon the exchange of 12,915 shares of Series A Preferred Stock, par value $1.00 per share, of Elite Laboratories, Inc., (ii) the exercise of a warrant to purchase 100,000 shares of common stock (exercisable through October 17, 2005) at an exercise price of $18.00 per share and (iii) 50,000 shares acquired in a recent private placement, which acquisition is subject to the approval of stockholders at this Meeting.

   (2)   See footnote (1) (ii).

   (3) Based on the terms of the settlement of a litigation with Dr. Mehta and includes options to purchase 770,000 shares (see "Election of Directors -- Legal Proceedings"), and 312,600 shares owned by his wife, members of his family or an affiliate.

   (4) Based on information contained in a Schedule 13D, as amended, filed by Jerome Belson on November 15, 2002. Includes (i) 535,200 shares held by Jerome Belson, (ii) 53,900 shares held by Maxine Belson, wife of Jerome Belson, (iii) 7,000 shares held by



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


         Brianne Goldstein, daughter of Jerome Belson, (iv) 28,000 shares held by Majorie Belson, daughter-in-law of Jerome Belson, (v) 25,000 shares owned by the grandchildren of Jerome Belson and (vi) warrants to purchase 256,00 shares of common stock.


                              ELECTION OF DIRECTORS

BOARD OF DIRECTORS' NOMINEES


The holders of Elite's Common Stock will elect five directors at the Annual Meeting, each of whom will be elected for a one-year term. Unless a stockholder either indicates "withhold authority" on his proxy card or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the next annual meeting of stockholders and thereafter until their successors shall have been duly elected and shall have qualified.

The Company's by-laws provide that the Board of Directors will consist of not less than three nor more than ten members, the actual number of directors to be determined by the Board from time to time. The Board of Directors has set the number of directors of the Board as of the Annual Meeting at five, a reduction from seven. Dr. Atul M. Mehta resigned in June 2003 as Chief Executive Officer, President and director, (see "Legal Proceedings" below) and the vacancy created by his resignation was filled in February 2004 by Mr. Bernard Berk who had been appointed Chief Executive Officer in June 2003. Mr. Donald S. Pearson, Mr. John
P. deNeufville and Mr. Richard Brown, each of whom is currently a Director, have not been proposed by the Board of Directors for re-election.


The nominees of the Board were selected by a Nominating Committee consisting of Messrs. Moore, Sichel and Aronson, all of whom except Mr. Moore at the time of the selection were independent directors. The appointment of the Nominating Committee was made on March 8, 2004. Accordingly the selection by the Committee of the Board's nominees was made with little investigation. In selecting each of the nominees for the five directors to be elected at the Meeting the Committee identified and evaluated the current Directors and their commitment to the policy of the Company and each individual's qualifications and availability. The Committee believes that a nominee for director of the Company should have an appropriate level of sophistication, knowledge and understanding of the Company and the industry, stockholder relations and finance and accounting for publicly held companies. The Committee also considered the need to select a nominee who had the appropriate experience and financial background who could qualify as an "audit committee financial expert" within the meaning of the rules under the Securities Exchange Act of 1934 and of the American Stock Exchange. The Company did not engage any third party to assist in the process of identifying or evaluating candidates.


No candidate for nominee was put forward by stockholders. The Company currently does not have a process for considering candidates put forward by stockholders other than those who are directors of the Company. The Company determined that in view of the recent effectiveness of the requirements under the Securities Exchange Act of 1934 as to a policy with respect to the consideration of candidates put forward by stockholders other than those who are directors of the Company, the adoption of such policy and the procedures for stockholders to submit candidates should be submitted to the Directors elected at this Meeting for their full consideration.

Stockholders who wish to send communications to the Board of Directors should address their communication to Elite Pharmaceuticals Inc., 165 Ludlow Avenue, Northvale, New Jersey



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


07647, attention Mark I. Gittelman, Secretary. Mr. Gittelman has been instructed to collect and organize stockholder communications and forward copies to each of the Directors. If a communication relates to the Secretary, such communication should be sent to the same address, attention John A. Moore, Chairman.

The Board of Directors expects that all of the Directors and nominees for Directors will attend annual meetings of stockholders. All four of the Company's then Directors attended the last annual meeting.

The table below sets forth the names and ages, as of April 26, 2004, of each of the nominees, of whom Messrs. John A. Moore, Eric L. Sichel and Harmon Aronson are directors and Mr. Bernard Berk is a director and Chief Executive Officer of the Company, and the period during which each such person has served on the Board of Directors of the Company. Each of the nominees for director has agreed to serve if elected and has consented to being named in this Proxy Statement.

               NAME AND BUSINESS ADDRESS     AGE     DIRECTOR SINCE

         John A. Moore (1)                   38           2002

         Eric L. Sichel                      44           2001
         411 Highview Road
         Engelwood, NJ 07631

         Harmon Aronson                      60           1999
         26 Monterey Drive
         Wayne, NJ 07470

         Bernard Berk (1)                    55           2004

         Thomas Gifford                      35             --
         1612 Sheridan Drive
         Wall, NJ  07753


(1) His address is c/o Elite Pharmaceuticals Inc., 165 Ludlow Avenue, Northvale, NJ 07647

The principal occupations and employment of each such person during the past five years is set forth below. In each instance in which dates are not provided in connection with a nominee's business experience, such nominee has held the position indicated for at least the past five years.


John A. Moore was elected Chairman of the Board in June 2003. He has been Chief Executive Officer and President of Edson Moore Healthcare Ventures, an investment entity, since July 2002. From 1994 through June 2001, Mr. Moore had been Chief Executive Officer and President of Optimer, Inc., a research based polymer development company. Since 1994, Mr. Moore had been a director of Optimer, Inc. He is also a director and Chairman of ImaRx Therapeutics, Inc., a privately-held company engaged in medical technology development and a director of Medi-Hut Co., Inc., a publicly traded medical products company. Mr. Moore holds a B.A. in history from Rutgers University.


Harmon Aronson, Ph.D. has been employed since 1997 as the President of Aronson Kaufman Associates, Inc., a New Jersey-based consulting firm that provides manufacturing, FDA regulatory and compliance services to pharmaceutical and biotechnology companies. Its clients


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

include United States and international firms manufacturing bulk drugs and finished pharmaceutical dosage products who are seeking FDA approval for their products for the U.S. Market. Prior to 1997, Dr. Aronson was employed by Biocraft Laboratories, a leading generic drug manufacturer, rising to the position of Vice President of Quality Management; prior to that he held the position of Vice President of Non-Antibiotic Operations, where he was responsible for the manufacturing of all the firm's non-antibiotic products. Dr. Aronson holds a Ph.D. in Physics from the University of Chicago. He is also a director of Elite Research, Ltd. Other than Elite Research Ltd., no company with which Dr. Aronson was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

Eric L. Sichel, M.D. has been since 1997, owner and President of Sichel Medical Ventures, Inc., a company that provides biotechnology company assessments and investment banking services. From 1995 through 1996, Dr. Sichel was a senior analyst in the biotechnology field for Alex Brown & Sons, Inc. Prior to that, Dr. Sichel was affiliated with Sandoz Pharmaceuticals Corp. in various capacities, including associate director of transplantation/immunology. Dr. Sichel holds an M.B.A. from Columbia University and an M.D. from UMDNJ--New Jersey Medical School, and is licensed to practice medicine by the State of New York.


Bernard Berk was appointed the Chief Executive Officer of the Company in June 2003 and a Director in February 2004. Mr. Berk has been the President and Chief Executive Officer of Michael Andrews Corporation, a pharmaceutical management consultant firm, since 1996. Mr. Berk devotes and is to devote during his employment substantially all of his time to the operations of the Company. From 1994 until 1996, Mr. Berk was President and Chief Executive Officer of Nale Pharmaceutical Corporation. From 1989 until 1994, Mr. Berk was Senior Vice President of Sales, Marketing and Business Development of Par Pharmaceuticals, Inc. Mr. Berk holds a B.S. from New York University.


Thomas Gifford, an attorney and a Certified Public Accountant, has been since 1997 Vice President of Century Capital Associates, LLC, of which he is a co-founder. Century Capital is engaged in providing strategic transaction and financial advisory services to emerging life science and technology companies. He also has been since February 2003 Chief Financial Officer, Executive Vice President and a director of Medi-Hut Co, Inc., a publicly traded medical products company. From 1995 to 1997 Mr. Gifford was a Manager and Associate Director of KPMG Health Ventures, a healthcare focused consulting group, and from 1990 to 1994 an accountant with KPMG Peat Marwick LLP engaged in auditing and financial due diligence services to public and private emerging technology companies and clients. He holds a B.S. CUM LAUDE from Rutgers University and a J.D. from Seton Hall University School of Law.

There is no family relationship between the persons nominated or chosen by the Company to become directors.

LEGAL PROCEEDINGS

         We had an employment agreement ("Employment Agreement") with our former President and Chief Executive Officer, Dr. Atul M. Mehta.

         On June 3, 2003, Dr. Mehta resigned from all positions, including as a director, that he held with us, while reserving his rights under his Employment Agreement and under common law. On July 3, 2003, Dr. Mehta instituted litigation against the Company and one of our directors, Mr. Moore, in the Superior Court of New Jersey for, among other things, allegedly breaching his Employment Agreement and for defamation, and claims that he is entitled to receive his salary through June 6, 2006. His salary would total approximately $1,000,000 through June 6, 2006.

         Prior to Dr. Mehta's resignation, a majority of the members of the Company's Board of Directors had notified Dr. Mehta that they believed that sufficient grounds existed for the termination of his employment for "severe cause" pursuant to his Employment Agreement. We filed counterclaims against Dr. Mehta and a motion to dismiss Mehta's claims and, as part of that motion, sought to compel Mehta to assign and transfer to the Company all patents in Mehta's name which were developed during his employment with us. Mr. Moore's motion to dismiss Mehta's claim against him individually was granted.


         In November 2003, the parties settled the action. In April 2004, the parties closed upon the settlement. Under the settlement the Company paid to Mehta $400,000 and certain expense reimbursements and the Company received a short term option in favor of the Company or its designees to acquire all of Mehta's shares of common stock of the Company (including those held by his affiliates) at $2.00 per share. The Company paid $100,000 into escrow which shall be released to Mehta if the Company does not exercise the option to purchase the shares of common stock held by Mehta and his affiliates within a specified time. As part of the settlement, the Company extended expiration dates of options to purchase 770,000 shares held by Mehta including options with respect to 70,000 shares which had expired and Mehta relinquished any rights to the Company's intellectual property, and Mehta agreed to certain non-disclosure and non-competition covenants. Under the settlement the Company also provided Mehta with certain "piggyback" registration rights with respect to shares not sold pursuant to the option granted to the Company.


BOARD MEETINGS

The Board of Directors of the Company had nine meetings and acted by unanimous written consent on other occasions during the fiscal year ended March 31, 2003. No incumbent director attended fewer than 75% of the aggregate of the meetings of the Board and its Audit Committee during that year.

COMMITTEES

The Board of Directors has an Audit Committee and, since March 2004, a Nominating Committee. The Board has no other standing committees. The Audit Committee members are Donald S. Pearson, Harmon Aronson and Eric L. Sichel. The Audit Committee had two meetings during the fiscal year ended March 31, 2003. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as an appendix to the Company's proxy statement sent to stockholders in connection with the annual meeting of stockholders held October 11, 2001.


The Company deems the members of its Audit Committee to be independent as independence is defined in Section 121(A) of the American Stock Exchange Listing Standards, as amended effective December 1, 2003. The Board determined that Mr. Sichel, an independent director, qualifies as the audit committee financial expert within the meaning of that term under the applicable regulations under the Securities Exchange Act of 1934.

Audit Committee Report: The following is the Audit Committee Report made by all its members.

The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors of the Company the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented. The Audit Committee discussed with the independent accountant the independent accountant's independence. Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 as filed with the Commission.

The Nominating Committee is authorized to select the nominees of the Board of Directors for election as directors. The members are John A. Moore, Harmon Aronson and Eric L. Sichel. The nominees for election as Directors were selected by the Committee and approved by the Board of Directors.

COMPENSATION OF DIRECTORS

Each non-affiliated director receives $2,000 as compensation for each meeting of the Board of Directors attended.

See "Proposal to Ratify Amendments of Options and Warrants" for information as to options granted to directors.


On February 6, 2004, the Board of Directors authorized the payment of an annual fee of $125,000 to Mr. Moore as compensation for his services as Chairman of the Board. The fee is based on the substantial duties the Board has assigned to him, principally to assist the Chief Executive Officer in the management of the Company's operations, and the time required to perform such duties.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE FIVE NOMINEES OF THE BOARD OF DIRECTORS DESCRIBED ABOVE.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the knowledge of the Company, there was no person who, at any time during the fiscal year ended March 31, 2003, was a director, officer, beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, who failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended March 31, 2003, except Richard
A. Brown who was late in filing a report on Form 3 with the Securities and Exchange Commission when he became a director of the Company on December 12, 2002.

                               EXECUTIVE OFFICERS

Our executive officers are Bernard Berk and Mark I. Gittelman.

Bernard Berk, age 55, was appointed Chief Executive Officer in June 2003 and a director in February 2004. See "Election of Directors - Board of Directors' Nominees" for his business background.


Mark I. Gittelman, age 44, CPA, the Chief Financial Officer, Secretary and Treasurer of the Company, is the President of Gittelman & Co., P.C., an accounting firm in Clifton, NJ. Prior to forming Gittelman & Co., P.C. in 1984, he worked as a certified public accountant with the international accounting firm of KPMG Peat Marwick, LLP. Mr. Gittelman holds a B.S. in accounting from New York University and a Masters of Science in Taxation from Farleigh Dickinson University. He is a Certified Public Accountant licensed in New Jersey and New York, and is a member of the American Institute of Certified Public Accountants ("AICPA"), and the New Jersey State and New York States Societies of CPAs. Other than Elite Labs, no company with which Mr. Gittelman was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

         The Company entered into a three-year employment agreement effective July 23, 2003 with Mr. Berk providing for (i) his full time employment as Chief Executive Officer at an annual base salary of $200,000, (ii) the grant to him of options which vest immediately to purchase 300,000 shares of Common Stock at a price of $2.01 per share, the closing share price on the American Stock Exchange on the date of grant and (iii) the grant of options to purchase an additional 300,000 shares at the $2.01 per share to vest on consummation of a "strategic transaction" while he is employed as Chief Executive Officer. The consummation of such transaction will result in the increase of his base annual salary to $310,140 effective with the consummation. A strategic transaction is defined as any one of the following transactions provided that the net value of the consideration to the Company or its stockholders determined in good faith by the Board of Directors is at least $10,000,000: (i) the sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation or business combination, or (iii) the sale by the Company of debt or equity securities.


         Either party upon notice may terminate Mr. Berk's employment except that a termination by the Company without cause or because of his permanent disability or a termination by him for cause will result in severance pay in the form of the continuation of his base salary for the balance of the term or two years, whichever is longer, less in the event of termination for permanent disability the amount of payments under a disability insurance policy maintained by the Company. The Company is also to continue to pay during the foregoing period the premiums for life and disability insurance policies. Furthermore, in the event that Mr. Berk terminates his employment following a "change of control" event he is to receive, payable in 24 monthly installments, an amount which will depend on the fair value of the consideration determined in good faith by the Board of Directors received by the Company or stockholders from the "change of control" event less related expenses ("Net Fair Value") -- $500,000 if the Net Fair Value is $10 million or less; the greater of $500,000 or twice his then base annual salary, if the Net Fair Value is greater than $10,000,000 but not more than $20 million, or $1,000,000 if the Net Fair Value is greater than $20,000,000. A "change of control" event is (i) a merger or consolidation in which securities possessing more than 50% of the voting power is issued to persons other than the holders of voting securities of the Company immediately prior to the event, (ii) the sale, transfer or disposition of all or substantially all the assets of the Company, or (iii) the sale by the Company of securities to a third party.

The agreement contains Mr. Berk's non-competition covenant for a period of one year from termination.

                         EXECUTIVE OFFICER COMPENSATION


The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three years ended March 31, 2004, awarded or paid to, or earned by Bernard Berk, the Company's President and Chief Executive Officer since June 2003 and our former President and Chief Executive Officer, Dr. Atul M. Mehta. No other executive officer of the Company received compensation exceeding $100,000 during those periods. See "Certain Relationships and Related Transactions" for fees paid to an affiliate of Mark I Gittelman, Chief Financial Officer and Treasurer.


                           SUMMARY COMPENSATION TABLE


----------------------------------------------------------------------------------------------------------------------------
                       ANNUAL COMPENSATION                                          LONG TERM COMPENSATION
----------------------------------------------------------------------------------------------------------------------------
      (a)           (b)         (c)         (d)          (e)            (f)             (g)          (h)          (i)
   Name and       Fiscal      Salary       Bonus        Other        Restricted     Securities      LTIP       All Other
   Principal      Year(1)     ------       -----        Annual         Stock        Underlying     Payouts     Compensa-
   Position       -------                             Compensa-        Awards         Options      -------       tion
   --------                                            tion(5)         ------         -------                    ----
                                                       -------
----------------------------------------------------------------------------------------------------------------------------
Bernard Berk,     2003-04    $166,667        --          --              --           300,000(6)     --           --
President and
Chief
Executive
Officer
----------------------------------------------------------------------------------------------------------------------------
Atul M. Mehta,    2003-04    $ 53,684        --       $ 3,040            --              --(3)       --           --
Ph.D. former      2002-03    $330,140        --       $ 3,040            --              --          --           --
President and     2001-02    $272,855        --       $83,856            --            50,000(4)     --           --
Chief
executive
Officer(2)
----------------------------------------------------------------------------------------------------------------------------


         (1) The Company's fiscal year begins on April 1 and ends on March 31. The information is provided for each fiscal year beginning April 1.

         (2) Dr. Mehta resigned as an employee and as a director of Elite as of June 3, 2003.


         (3) See "Election of Directors - Legal Proceedings" for settlement of a litigation providing for extension of expiration dates of options granted prior to April 1, 2001 to him to purchase 770,000 shares.

         (4) By action on February 21, 2002, our Board of Directors corrected a clerical error in options for 425,000 shares of our common stock granted to Dr. Mehta. This correction did not result in any additional shares being subject to options held by Dr. Mehta, any change in the exercise price or a change in any other material terms.

         (5) Other Annual Compensation represents use of a company car, premiums paid by the Company for life insurance on Dr. Mehta's life for the benefit of his wife and the purchase price of $80,856 for options acquired from Dr. Mehta.


         (6) Does not include 300,000 options which are exercisable only upon occurrence of a strategic event.


    OPTION GRANTS TO AND EXERCISED BY EXECUTIVE OFFICERS IN LAST FISCAL YEAR


         Options granted to executive officers of the Company named in the Summary Compensation Table during the fiscal year ended March 31, 2004 were as follows:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZED
                                                                                                   VALUE AT
                                                                                                ASSUMED ANNUAL
                            NUMBER OF        % OF TOTAL                                      RATES OF STOCK PRICE
                             SHARES            OPTIONS                                         APPRECIATION FOR
                           UNDERLYING        GRANTED TO                                          OPTION TERM
                             OPTIONS        EMPLOYEES IN        EXERCISE     EXPIRATION          -----------
          NAME               GRANTED         FISCAL YEAR          PRICE         DATE           5%           10%
          ----               -------         -----------          -----         ----           --           ---

Bernard Berk               300,000(1)             --              $2.01        6/2/13       $982,223     $1,564,027

Atul M. Mehta(2)               --                 --               --            --            --            --

(1) Does not include options to purchase 300,000 shares at $2.01 per share which are exercisable only upon occurrence of a "strategic event". See "Executive Officers".

(2) See "Election of Directors - Legal Proceedings" for settlement of litigation providing for extension of expiration dates of options to purchase 770,000 shares granted prior to year ended March 31, 2002 while he was an executive officer.

         No options were exercised by executive officers during the fiscal year ended March 31, 2004.

                                                NUMBER OF SHARES
                                             UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED IN-THE-
                                              OPTIONS AT YEAR-END             MONEY OPTIONS AT YEAR-END (1)
                 SHARES       VALUE           -------------------             -----------------------------
     NAME       EXERCISED    REALIZED    EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
     ----       ---------    --------    -----------      -------------      -----------      -------------

                   -0-          -0-        270,000             -0-               $0                 --
Atul M.            -0-          -0-        100,000             -0-               $0                 --
Mehta (2)          -0-          -0-        100,000             -0-             $48,000              --
                   -0-          -0-        100,000             -0-             $98,000              --
                   -0-          -0-        100,000             -0-            $148,000              --
                   -0-          -0-        100,000             -0-            $198,000              --

Bernard
Berk (3)           -0-          -0-        300,000           300,000          $291,000           $291,000

(1) The dollar values are calculated by determining the difference between $2.98 per share, the fair market value of the common stock at March 31, 2004, and the exercise price of the respective options.


(2) Dr. Mehta resigned as an officer/employee and director as of June 3, 2003.


(3)      Mr. Berk entered the employ of the Company in June 2003


See "Proposal to Ratify Amendments of Options and Warrants" for information as to reductions in July 2003 and March 2004 of the exercise price of options granted to directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


The Company is a party to an agreement dated February 26, 1998 whereby fees are paid to Gittelman & Co., P.C., a firm wholly owned by Mark I. Gittelman, the Company's Chief Financial Officer, Secretary and Treasurer, in consideration for services rendered by the firm as internal accountant and financial and management consultant. The firm's services include the services rendered by Mr. Gittelman in his capacity as Chief Financial Officer, Treasurer and Secretary. For the fiscal years ended March 31, 2004, 2003 and 2002, the fees paid by the Company under the agreement were $168,750, $167,544 and $91,260, respectively. The services rendered by the firm to the Company averaged 128, 127 and 69 hours per month, respectively, of which an average of 30 hours per month were services rendered by him in his capacity as an officer of the Company.

We also had a contractual relationship with Donald Pearson, a Director, which expired on November 30, 2003, providing for Mr. Pearson to (i) refer potential customers who will license or collaborate in the development or purchase of the technology of the Company and (ii) render financial consulting services to the Company. Under the arrangement, Mr. Pearson received consulting fees aggregating $25,600, $38,400 and $12,800 for fiscal years ended March 31, 2004, 2003 and
2002, respectively. The referral fees were to be a percentage ranging from 5% to 1% of the first $5,000,000 of revenues generated by his referrals after deducting expenses and a credit for the consulting fees. No revenues were generated under the arrangement. The Company also has a similar customer referral arrangement with Mr. Harmon Aronson, a Director, to pay him a percentage of net revenues generated by customers referred by him. No fees have been earned under his arrangement.


See "Executive Officers" for information as to an employment agreement with Bernard Berk.

                  SECURITY OWNERSHIP OF OUR DIRECTORS, NOMINEES
                             AND EXECUTIVE OFFICERS


The following table sets forth certain information regarding beneficial ownership of our common stock as of April 26, 2004 by (i) each director, nominee for director, and named executive officer and (iii) all executive officers and directors as a group. On such date, we had 12,104,423 shares of common stock outstanding. Shares not outstanding but deemed beneficially owned by virtue of the right of any individual to acquire shares within 60 days are treated as outstanding only when determining the amount and percentage of common stock owned by such individual. Each person has sole voting and investment power with respect to the shares shown, except as noted. Unless otherwise indicated, the address of the person named is c/o Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647.

                                                      Number of       Percentage
             Name and Address                           Shares         of Class
             ----------------                           ------         --------

Donald S. Pearson, Director                             88,750(1)         **
981 Harbor Club
Circle W, 01
Memphis, Tennessee 38103

Harmon Aronson, Director*                               70,000(2)         **

Eric L. Sichel, Director*                               60,000(3)         **

John P. deNeufville, Director                          356,100(4)         2.9%
197 Meister Avenue
North Branch, New Jersey 08876

John A. Moore, Chairman of the Board*                1,224,218(5)         9.9%

Richard A. Brown, Director                             471,500(6)         3.8%
P.O. Box 870
Longboat Key, Florida 34228

Mark I. Gittelman, CFO, Treasurer and Secretary         10,000(7)         **
300 Colfax Avenue
Clifton, New Jersey 07013

Bernard Berk, Director and Chief Executive             300,000(8)         2.4%
Officer

Thomas Gifford*                                               ---         ---

Dr. Atul Mehta                                       2,257,700(9)        17.5%
   c/o Andrew Giles Freda, Esq.
   Edwards & Caldwell LLC
   1600 Route 208
   North Hawthorne, NJ 07647


All Directors and Officers as a group                2,570,568(10)       19.6
-------------------------------------

*    See "Election of Directors - Board of Directors Nominees" for his address
**   Less than 1% of outstanding shares



(1)  Includes options to purchase 70,000 shares.

(2)  Comprised of options to purchase 70,000 shares.

(3) Represents options to purchase 40,000 shares and 20,000 shares owned as co-tenant with Dana Cernea.

(4) Comprised of (i) 331,100 shares held in trust for his benefit and (ii) options to purchase 25,000 shares.


(5)  See "Principal Stockholders", note 1.

(6) Comprised of (i) options to purchase 10,000 shares, 125,000 Class B Warrants and 261,500 shares of common stock held by Richard A. Brown, and (ii) 50,000 shares of common stock and 25,000 Class B Warrants held by the Alexander Brown Trust.

(7)  Comprised of options to purchase 10,000 shares.

(8)  Comprised of options to purchase 300,000 shares.


(9)  See "Principal Stockholders", note 3.


(10) Includes options and warrants to purchase an aggregate of 995,000 shares.

         Except as otherwise set forth, information on the stock ownership of each person was provided to the Company by such person.

         Other than the proposed Stock Option Plan, the Company does not have any compensation plans or arrangements benefiting employees or non-employees under which equity securities of the Company are authorized for issuance in exchange for consideration in the form of goods or services. See "Proposal to Approve Stock Option Plan".


         The Company is informed and believes that as of April 20, 2004, Cede & Co. held 7,069,228 shares of the Company's common stock as nominee for Depository Trust Company, 55 Water Street, New York, New York 10004. It is our understanding that Cede & Co. and Depository Trust Company both disclaim any beneficial ownership therein and that such shares are held for the account of numerous other persons, no one of whom is believed to beneficially own five percent or more of the common stock of the Company.


COMPARATIVE STOCKHOLDER RETURN

         The graph which follows compares the yearly percentage change in the Company's cumulative total stockholder return on its common stock with the cumulative total stockholder return of (1) all United States companies traded on the American Stock Exchange (where the Company's common stock is now traded) and
(2) 51 companies traded on the American Stock Exchange which carry the Standard Industrial Classification (SIC) code 283 (Pharmaceuticals). The graph was prepared by the Center for Research in Security Prices at the University of Chicago Graduate School of Business, Chicago, IL.

         The stock of the Company was traded on the NASDAQ over-the-counter bulletin board from July 23, 1998 until February 24, 2000. The stock of the Company began trading on the American Stock Exchange on February 24, 2000. The Company's fiscal year ends on March 31.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                           ELITE PHARMACEUTICALS, INC.


                  Produced on 04/26/2004 including data to 03/31/2004


      [THE FOLLOWING DATA APPEARED AS A LINE CHART IN THE PRINTED MATERIAL]

--------------------------------------------------------------------------------
                    Legend


Symbol           CRSP Total Returns Index        03/2000     03/2001     03/2002    03/2003     03/2004
------           Index for:                      -------     -------     -------    -------     -------
                 ----------
[Box]            Elite Pharmaceuticals,          83.2        41.1        57.9       11.4        22.2
                 Inc.
[Star]           AMEX Stock Market (US           104.9       82.9        84.0       66.3        94.6
                 Companies)
[Triangle]       AMEX Stocks (SIC                81.9        48.0        33.8       18.8        37.4
                 2830-2839 US Companies)
                 Drugs


Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.       The index level for all series was set to $100.0 on 2/24/2000.

-----------------------------------------------------------------------

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission.

                          ITEM 2. PROPOSAL TO INCREASE
                            AUTHORIZED CAPITAL STOCK

         The Company is authorized to issue 25,000,000 shares of Common Stock, par value $.01 per share. The Company's Board of Directors adopted subject to stockholder approval an amendment (the "Amendment") to the Company's Certificate of Incorporation that would increase the authorized shares of Company's capital stock from 25,000,000 shares of Common Stock to 65,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. If the amendment is approved by Company's stockholders, the first sentence of ARTICLE FOURTH of Company's Certificate of Incorporation will read as follows:

                  FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Seventy Million (70,00,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock each with a $.01 par value, and Sixty-Five Million (65,000,000) shares of Common Stock each with a par value of $.01 per share.

         On March 8, 2004, the Company had 12,104,423 outstanding shares of Common Stock, exclusive of 100,000 treasury shares, and 3,844,302 shares reserved for issuance upon exercise of outstanding options and warrants and the 1,500,00 shares to be reserved if the proposal to approve the Company's Stock Option Plan is adopted.

         The purpose of the proposed increase is to provide more shares for general corporate purposes, including raising additional capital, stock issuances under employee stock option plans, possible future acquisitions and stock dividends and splits. The Board of Directors believes that an increase in the total number of shares of authorized capital stock will help the Company to meet its future needs and give it greater flexibility in responding quickly to advantageous business opportunities.


         The Company explores opportunities for acquisitions of related businesses, including acquisitions made by an exchange of shares of common stock. The Company announced in August, 2003 that the Board of Directors had authorized negotiations with Nostrum Pharmaceuticals Inc., a private company engaged in the development of drug delivery products and systems ("Nostrum") of an agreement to effect an acquisition of Nostrum by means of its merger with a wholly owned subsidiary of the Company, for such number of shares of Common Stock of the Company as will equal three times the number of shares of Common Stock outstanding immediately prior to the effectiveness of the merger and the issuance of options to purchase a significant number of additional shares. While negotiations are continuing there is no assurance that an agreement will be consummated or if consummated that it will not provide for a greater number of securities to be issued. In any event should an agreement be executed, the consummation of the acquisition will require stockholder approval of the transaction and possibly a further amendment of Article FOURTH to provide a materially greater number of authorized shares of common stock than the 65,000,000 shares of Common Stock to be authorized in the Amendment. Except for the foregoing, there are no present plans, understandings, or agreements, however, for issuing a material number of additional shares of Common Stock from the currently authorized shares of Common Stock or the additional shares of stock proposed to be authorized under the Amendment, although acquisitions may, in the future, be made for an exchange of stock.


         Upon the approval of the Amendment, the Company's Board of Directors also will have the authority to issue 5,000,000 shares of Preferred Stock in one or more series and to fix the powers, designations, rights, preferences and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the Company's stockholders. The Company currently has no plans to issue any shares of Preferred Stock.

         The Company's issuance of shares of Common Stock or Preferred Stock, including the additional shares that will be authorized if the proposed Amendment is adopted, may dilute the equity ownership position of current holders of Common Stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulations. Under existing American Stock Exchange regulations, and except as stated below, approval of holders of a majority of the shares of common stock voting would be required for any transaction or series of related transactions that would result in the original issuance of additional shares (or securities convertible into shares of common stock) (i) if the number of shares of Common Stock to be issued (including shares issuable upon conversion of convertible securities issued and issuable upon exercise of warrants, options or rights issued) is 20% or more of the number of shares outstanding before the issuance; or (ii) if the issuance would result in a change in control of the Company. The stockholder approval requirement does not apply to any public offering for cash or to any bona fide private financing involving a sale of common stock for cash at a purchase price or conversion or exercise price at least as great as both the book and market value of the Company's Common Stock.


         The additional authorized but unissued shares of the Company's Common Stock or the issuance of one or more series of Preferred Shares that would become available if the Amendment is approved could be used to make a change in control of the Company more difficult and expensive. Under certain circumstances, such shares could be used to create impediments to or frustrate persons seeking to cause a takeover or to gain control of the Company. Such shares could be sold to purchasers who might side with the Board in opposing a takeover bid that the Board determines not to be in the best interests of its stockholders. The Amendment might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company with a view to consummating a merger, sale of all or part of the Company's assets, or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.


RECOMMENDATION; VOTE REQUIRED

         The Board of Directors believes that the approval of the Amendment is in the best interests of the stockholders of the Company. Approval requires a vote in favor of the Amendment by the holders of a majority of the Company's outstanding shares of Common Stock.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
           VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
                INCORPORATION TO INCREASE THE AUTHORIZED SHARES

                  ITEM 3. PROPOSAL TO APPROVE STOCK OPTION PLAN

         On March 8, 2004 the Board of Directors adopted the Company's 2004 Stock Option Plan of the Company (the "Plan") subject to stockholder approval. The Plan authorizes the grant of options with respect to up to 1,500,000 shares of Common Stock to employees and directors of the Company or its subsidiaries and individuals performing consulting services to the Company or a subsidiary.

         On March 8, 2004 the Board of Directors granted ten year incentive stock options under the Plan exercisable at a price of $3.00 per share to Mr. Mark I. Gittelman to purchase 10,000 shares and to non-executive employees to purchase 9,000 shares.

         The Company may grant options under the Plan to current employees who hold options with exercise prices higher than the options to be granted; such options to be non-exercisable prior to the date of approval of the Plan by stockholders and the surrender of the options containing the higher exercise price. No options granted prior to the stockholder approval in substitution of previously granted options will be made to any officer or director of the Company.

         To the extent any of the options granted or to be granted under the Plan expire or terminate without being exercised they may be subject to future grants under the Plan.

         The following table sets forth information regarding options previously granted by the Company (exclusive of warrants previously sold along with shares of Common Stock in private placements by the Company) to each of the Company's executive officers named under the

Summary Compensation Table under "Executive Compensation", all current executive officers as a group, all current directors who are not executive officers as a group and all employees other than executive officers as a group:


                                                                    Number of
                                                                  Stock Options         Weighted Average
Name and Position                                               Previously Granted       Exercise Price
-----------------                                               ------------------       --------------
Atul Mehta, Former President and Chief
Executive Officer (1) ......................................       1,475,100(1)               $6.16
Bernard Berk ...............................................        600,000(2)                $2.01
Executive Officer Group (2 persons).........................         610,000                  $2.03
Non-Executive Directors Group (6 persons)...................         655,000                  $2.11
Non-Executive Officer Employee Group(13 persons)............         403,050                  $4.74


------------------------


         (1) Dr. Mehta's employment terminated in June, 2003. Under a settlement of a litigation with Dr. Mehta expiration dates of options with respect to 770,000 shares having a weighted average exercise price of $4.80 per share have been extended. The balance of the options expired unexercised.


         (2) Mr. Berk was appointed Chief Executive Officer in June 2003. The options include 300,000 options which may not be exercised prior to the occurrence of a "strategic event". See "Executive Officers".

         The Company believes that the Plan will be important in attracting and retaining individuals with good ability to service the Company, motivating their efforts and serving the business interests of the Company, while reducing the cash payments which the Company would otherwise be required to make to accomplish such purposes.

         The Plan may not be amended to increase the maximum number of shares which may be granted under the Plan (except under the anti-dilution provisions contained therein) or to change the class of persons to whom options may be granted without the affirmative vote of holders of the Company's Common Stock.


         The last reported sale price of the Company's Common Stock (symbol ELI) on the American Stock Exchange on April 20, 2004, was $3.93 per share. The proceeds received by us upon the exercise of the stock options granted under the Plan will be used for general corporate purposes.


FINANCIAL STATEMENT TREATMENT OF OPTIONS

         Currently, the Company expenses the fair value of equity-based awards, such as stock options and warrants, granted or modified after April 1, 2002 in accordance with accounting principles generally accepted in the United States of America. Modifications such as lowering the exercise prices or extending the expiration dates could result in material additions to the Company's non-cash expenses.

SUMMARY OF THE PLAN

         The full text of the Plan is set forth in Appendix A to this Proxy Statement. The following summary of the provisions of the Plan is qualified in its entirety by reference to the text of the Plan.

OPTIONS AUTHORIZED

         The Plan permits the Company to grant both incentive stock options ("Incentive Stock Options" or "ISOs") within the meaning of Section 422 of the Code, and other options which do not qualify as Incentive Stock Options (the "Non-Qualified Options").

         The aggregate number of shares of Common Stock reserved for issuance under the Plan is 1,500,000, of which 403,050 shares will be initially reserved for issuance upon the exercise of stock options which may be issued to holders of outstanding options previously granted by the Company having exercise prices higher than the newly granted options; such grants will be subject to the cancellation of those previously granted options. To the extent that stock options previously granted are not surrendered for cancellation then options exercisable for that same number of shares of Common Stock will be available for grant under the Plan.


         As of April 8, 2004 there were outstanding options held by non-officer employees of the Company to purchase an aggregate of 174,000 shares of Common Stock with an exercise price higher than the $3.26 per share, the closing sales price of the Common Stock on the American Stock Exchange on that date. To the extent options are granted to employees under the Plan in replacement of options outstanding (no replacement options are to be granted to non-employee Directors) such grants may be deemed repricing of the outstanding options. Such repricing will result in charges to earnings of the Company equal to the difference between (i) the fair value of the vested portion of the new options granted, utilizing the Black-Scholes options pricing model on each grant date and (ii) the charges to earnings previously made as a result of the grants of the options being replaced, which will have a dilutive effect on the earnings per share and, as a result, will likely have an adverse effect on the market price of the Common Stock of the Company.


         Unless earlier terminated by the Board of Directors, the Plan (but not outstanding options) terminate on March 1, 2014, after which no further awards may be granted under the Plan. The Plan will be administered by the full Board of Directors or, at the Board's discretion, by a committee of the Board consisting of at least two persons who are "disinterested persons" defined under Rule 16b-2(c)(ii) under the Securities Exchange Act of 1934, as amended (the "Committee").


        Recipients of options under the Plan ("Optionees") are selected by the Board or the Committee. The Board or Committee determines the terms of each option grant including (1) the purchase price of shares subject to options, (2) the dates on which options become exercisable and (3) the expiration date of each option (which may not exceed ten years from the date of grant). The minimum per share purchase price of options granted under the Plan for Incentive Stock Options is the fair market value (as defined in the Plan) or for Nonqualified Options is 85% of Fair Market Value of one share of the Common Stock on the date the option is granted.


         Optionees will have no voting, dividend or other rights as stockholders with respect to shares of Common Stock covered by options prior to becoming the holders of record of such shares. The purchase price upon the exercise of options may be paid in cash, by certified bank or cashier's check, by tendering stock held by the Optionee, as well as by cashless exercise either through the surrender of other shares subject to the option or through a broker. The total number of shares of Common Stock available under the Plan, and the number of shares and per share exercise price under outstanding options will be appropriately adjusted in the event of any stock dividend, reorganization, merger or recapitalization of the Company or similar corporate event.

         The Board of Directors may at any time terminate the Plan or from time to time make such modifications or amendments to the Plan as it may deem advisable and the Board or Committee may adjust, reduce, cancel and regrant an unexercised option if the fair market value declines below the exercise price except as may be required by any national stock exchange or national market association on which the Common Stock is then listed. In no event may the Board, without the approval of stockholders, amend the Plan to increase the maximum number of shares of Common Stock for which options may be granted under the Plan or change the class of persons eligible to receive options under the Plan.

         Subject to limitations set forth in the Plan, the terms of option agreements will be determined by the Board or Committee, and need not be uniform among Optionees.

         FEDERAL INCOME TAX CONSEQUENCES. The following is a brief discussion of the Federal income tax consequences of transactions under the Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

INCENTIVE OPTIONS

         No taxable income is realized by the Optionee upon the grant or exercise of an Incentive Option, except as noted below with respect to the alternative minimum tax. If Common Stock is issued to an Optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to such Optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such Optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Optionee's employer for Federal income tax purposes.

         Except as noted below for corporate "insiders," if the Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the Optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

         Subject to certain exceptions for disability or death, if an Incentive Option is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of a Non-qualified Option.

         For purposes of determining whether an Optionee is subject to any alternative minimum tax liability, an Optionee who exercises an Incentive Option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the Optionee had exercised a Non-qualified Option. Each Optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

NON-QUALIFIED OPTIONS

         Except as noted below for corporate "insiders," with respect to Non-qualified Options: (1) no income is realized by the Optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS

         As a result of the rules under Section 16(b) of the Exchange Act, "insiders" (as defined in the Securities Exchange Act of 1934), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option.


         BENEFITS. Inasmuch as awards to all participants under the Plan will be granted at the sole discretion of the Board or Committee, such benefits under the Plan are not determinable. Compensation paid and other benefits granted in respect of the fiscal year ended March 31, 2004 to the named executive officer are set forth in the Summary Compensation Table.


         VOTE REQUIRED; RECOMMENDATION. Approval of the adoption of the Plan will require the affirmative vote of the holders of a majority of the shares of the Common Stock of the Company present, in person or by proxy, at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO APPROVE THE STOCK OPTION PLAN.

                    ITEM 4. PROPOSAL TO APPROVE AMENDMENTS OF
                    CERTAIN OUTSTANDING OPTIONS AND WARRANTS


         In October 2003, the American Stock Exchange (the "Amex") amended its Rules to require stockholder approval of material amendments to a stock option plan or other equity compensation arrangements pursuant to which options or stock may be acquired by officers, director or employees, subject to certain limited exceptions.


         From time to time the Board of Directors has amended the provisions of outstanding options and warrants issued to officers, directors or employees of, or consultants to, the Company.

         On June 6, 2003 the Board of Directors reduced the exercise price of options to purchase 30,000 shares of the Company's Common Stock granted on January 31, 2003 to each of the following Directors: Messrs. Harmon Aronson, Richard A. Brown, John P. deNeufville, John A. Moore, Donald S. Pearson and Eric
L. Sichel from $6.50 to $2.21 per share, which was 110% of the closing per share sale price of the Common Stock on the American Stock Exchange on the date of the amendment. These options vest as follows: 10,000 shares on December 12, 2003,

10,000 shares on December 12, 2004 and 10,000 shares on December 12, 2005. The options expire at the earlier to occur of: (1) January 31, 2013; or (2) the date one year after the optionee ceases to be a director of or a consultant or advisor of the Company. On February 6, 2004, the Board of Directors authorized a further amendment to all the options held by Messrs. Brown (30,000 shares), deNeufville (55,000 shares) and Pearson (90,000 shares) to extend their expiration date to a date two years following the Annual Meeting. The options otherwise would have terminated upon the end of their services as a Director. On March 8, 2004 the Board of Directors amended those options held by Directors which contained an exercise price greater than $2.21 to reduce their exercise price to $2.21 per share.


                              Shares Subject              Date of              Original             Expiration
     Name                   To Amended Options             Grant            Exercise Price             Date
     ----                   ------------------             -----            --------------             ----

Donald Pearson                    30,000                   7/1/99                  $6.00                *
                                  30,000                   1/2/01                  $6.50                *
Harmon Aronson                    30,000                   7/1/99                  $6.00              9/1/09
                                  30,000                   1/2/01                  $6.50              1/1/11
Eric Sichel                       30,000                   8/2/01                 $10.00              8/2/11


*        The second anniversary of this Meeting.

         On March 8, 2004, the Board of Directors confirmed the reduction to $2.21 per share of the $3.31 per share exercise price of options of purchase 30,000 shares granted on June 13, 2003 to each of three employees. Such options vest in three equal annual installments commencing with the date of grant.


         On February 6, 2004 the Board of Directors authorized the extension of the expiration date from June 30, 2004 to November 30, 2005 of the outstanding Class B Warrants to purchase an aggregate of 681,002 shares of our Common Stock at a price of $5.00 per share. The Class B Warrants were originally issued as part of units of shares of Common Stock and Class B Warrants in a private placement to a group of investors. Included among the holders of the Class B Warrants are Richard A. Brown, a Director, who holds, along with his son and an affiliated trust, an aggregate of 156,250 Class B Warrants and Bridge Ventures Inc., a consultant to the Company since December, 2003, which holds 25,000 Class B Warrants.

         See "Proposal to Approve the Company's Stock Option Plan," for the reservation of options which may be provided to employee holders, other than current Directors, of outstanding options with exercise prices which are greater than the exercise price of the options to be granted, such grants to be subject to the holder surrendering the higher priced options. Independent of the options held by Directors, there were outstanding options held by employees with respect to an aggregate of 174,000 shares having an exercise price higher than the closing sale price of $3.26 per share on the Amex on April 8, 2004.

         The Board of Directors authorized the foregoing amendments for the purposes of hopefully generating additional funds through the exercise of the options or warrants, and restoring a principal purpose or purposes of the original grants of the options or warrants to officers, directors and employees, namely a reasonable opportunity for the holder to acquire or increase a proprietary interest in the Company and to restore a meaningful form of noncash compensation. Accordingly the Board of Directors recommends that the amendments be approved.

         As described under "Election of Directors - Legal Proceedings" a settlement of a litigation with Dr. Atul Mehta, includes provisions for the extension of the expiration dates to June 2005 of options previously issued to Dr. Mehta to purchase 770,000 shares of Common Stock, including options with respect to 70,000 shares which had previously expired. The number and exercise prices are as follows:

         Number of Options                     Exercise Price
         -----------------                     --------------

              270,000*                            $10.00
              100,000                               3.00
              100,000                               2.50
              100,000                               2.00
              100,000                               1.50
              100,000                               1.00

---------

* Includes the 70,000 which had expired.


VOTE REQUIRED; RECOMMENDATION


         The adoption of the proposal requires the affirmative vote of a majority of the votes present and voting in person and by proxy.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE PROPOSAL TO APPROVE THE FOREGOING AMENDMENTS TO OUTSTANDING OPTIONS AND WARRANTS

                      ITEM 5. PROPOSAL TO APPROVE SALES OF
                            COMMON STOCK TO DIRECTORS


         In December 2003 the Company completed a private placement of 1,645,000 shares of our common stock to a group of accredited investors at a price of $2.00 per share, exempt from registration under the Securities Act of 1933, as amended pursuant to Regulation D thereunder. The sale was effected through Montauk Financial Group Inc., as Placement Agent, which received a cash commission of $72,500 and, along with its associates, five year warrants to purchase an aggregate of 50,000 shares of our Common Stock at a price of $2.00 per share. The closing sales price of our Common Stock on the Amex on November 26, 2003, the date of closing the private placement was $3.24 per share. The Company has agreed to register under the Securities Act at the Company's expense resales by the purchasers within six months of the closing. The proceeds of the sale are being used for working capital.


         In view of the Amex listing requirement that sales of securities to officers, directors or their affiliates at a price below market price or book value be approved by the stockholders of the company whose securities are listed, we are seeking approval of our stockholders of the sales of 50,000 shares to Edson Moore Healthcare Ventures Inc., of which Mr. John A. Moore, our Chairman of the Board is president and a principal stockholder, and 20,000 shares to the co-tenancy of Eric L. Sichel, a Director of the Company and Dana Cernea.


         In view of the substantial number of shares sold we believe that the $2.00 per share selling price was reasonable and fair.

         Approval of the sale of the 70,000 shares requires the affirmative vote of a majority of the shares voting in person or by proxy on the proposal.


          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
           FOR THE PROPOSAL TO APPROVE THE SALE OF THE 70,000 SHARES

                                  AUDITOR FEES

         The following is a description of the fees paid by the Company to Miller Ellin & Co., LLP ("Miller Ellin") during the fiscal year ended March 31, 2003:

         Audit Fees: The Company paid fees of approximately $119,000 to Miller Ellin in connection with its audit of the Company's financial statements for the fiscal year ended March 31, 2003, and its review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2003, and preparation of the corporate tax returns.

         Financial Information Systems Design and Implementation Fees: The Company did not engage Miller Ellin during the year to provide advice to the Company regarding financial information systems design and implementation.

         Other fees: The Company did not pay any fee to Miller Ellin to perform non-audit services during the year.

                                PRINCIPAL OFFICE

         The Company's principal office is located at 165 Ludlow Avenue, Northvale, New Jersey 07647, and its telephone number is (201) 750-2646.

                                  OTHER MATTERS

         We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. However, if other matters which are not known a reasonable time before the solicitation should come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote on such matters in their discretion.

A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 2003, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                              STOCKHOLDER PROPOSALS

         Any proposal intended to be presented by a stockholder at the next Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on November 15, 2004 in order for such proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for the 2004 Annual Meeting. Any proposal should be addressed to Mark I. Gittelman, Secretary, Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647 and should be sent by certified mail, return receipt requested.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Company files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site that provides access, without charge, to reports, proxy statements and other information about issuers, like Elite, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         You also may obtain copies of these materials by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at l-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

                  Public Reference Room
                  450 Fifth Street, N.W.
                  Washington, D.C. 20549

         You can also obtain, without charge, reports, proxy statements and other information, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, Attn:
Corporate Secretary, telephone: (201) 750-2646, facsimile: (201) 750-2755.



April 26, 2004                        By Order of the Board of Directors


                                      Mark I. Gittelman, Secretary

                           ELITE PHARMACEUTICALS, INC.
                             2004 STOCK OPTION PLAN
                        (Effective as of [______], 2004)

1.       PURPOSE.

         The purposes of this 2004 Stock Option Plan (the "PLAN") are to induce certain individuals to remain in the employ or service of Elite Pharmaceuticals, Inc. (the "COMPANY") and its present and future subsidiary corporations (each a "SUBSIDIARY"), as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "BOARD") believes that the granting of stock options (the "OPTIONS") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success. Options will be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422 (b) of the Code) or (b) options which are not incentive stock options ("non-incentive stock options"), as determined at the time of the grant thereof by the Administrator referred to in Section 3(A) hereof.

2.       SHARES SUBJECT TO PLAN.

         Options may be granted to purchase up to One Million Five Hundred Thousand (1,500,000) shares of the common stock, par value $0.01 per share (the "COMMON STOCK") of the Company. Of the Options to purchase up to One Million Five Hundred Thousand (1,500,000) then shall be shares of Common Stock, Options to purchase up to Four Hundred Three Thousand Fifty (403,050) shares shall be initially reserved for grant options to holders of options outstanding on the effectiveness of this Plan of a like amount at the discretion of the Board or Committee subject to such holder's surrender of his/her outstanding options.

3.       ADMINISTRATION.

         (A) The Plan shall be administered by either the Board or, at the option of the Board, a stock option committee (the "COMMITTEE"), which, if appointed, shall consist of two or more members of the Board, both or all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under Section 16(b) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"). The Committee, if appointed, shall be appointed annually by the Board, which may at any time and from time to time remove any member or members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held. The Committee, or if a Committee has not been appointed, the Board, in its capacity as administrator of the Plan, is hereinafter referred to as the "ADMINISTRATOR".

         (B) Subject to the express provisions of the Plan, the Administrator shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "PARTICIPANT") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Administrator may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Administrator in its discretion shall deem relevant. The Administrator's determination on the matters referred to in this Section 3(B) shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Administrator, in its sole discretion, and any interpretations by the Administrator of the terms of any Option shall be final, binding and conclusive.

4.       ELIGIBILITY.

         An Option may be granted to (1) employees and consultants of the Company or a Subsidiary, (2) directors of the Company or a Subsidiary who are not employees of the Company or a Subsidiary ("OUTSIDE DIRECTORS"), and (3) employees and consultants of a corporation which has been acquired by the Company or a Subsidiary as provided in Section 17.

5.       OPTION PRICES.

         (A) Except as otherwise provided in Section 17 hereof, the initial per share option price of any Option which is an incentive stock option shall not be less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.

         (B) Except as otherwise provided in Section 17 hereof, the initial per share option price of any Option which is a non-incentive stock option shall not be less than 85% of the fair market value of a share of the Common Stock on the date of grant.


         (C) For all purposes of this Plan, the fair market value of a share of the Common Stock on any date shall be equal to, if the Common Stock is listed on a national securities exchange or traded on the NASDAQ National Market System, the closing sale price of a share of the

Common Stock on such date or, if there is no sale of the Common Stock on such date, the average of the bid and asked prices on such exchange or system at the close of trading on such date or, if the shares of the Common Stock are not listed on a national securities exchange or such system on such date, the last per share sales price of Common Stock on the market or system of the NASD on which the Common Stock is then traded or listed (the "RELEVANT MARKET SYSTEM") during the three business days ending on the date of grant or exercise as reported in the market report for the Relevant Market System or if no sale has been reported for such period, the higher of the (i) closing bid price on the Relevant Market System on the date of grant or exercise or (ii) the average of the closing bid prices on the Relevant Market System for the three business days immediately preceding the date of grant or exercise, in each case as reported in the Market Report for the Relevant Market System or, if the shares of the Common Stock are not traded or listed on a market or system of the NASD, as shall be determined in good faith by the Administrator.

6.       OPTION TERM.

         Options shall be granted for such term as the Administrator shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 17 hereof, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; and provided, further, however, that the term of an Option granted to an Outside Director shall be ten years form the date of the granting thereof.

7.       LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS GRANTED.

         Except as otherwise provided in Section 17 hereof, the aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

8.       EXERCISE OF OPTIONS.

         (A) Except as otherwise provided in Section 17 hereof and except as otherwise determined by the Administrator at the time of the grant thereof, a Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him and ending on the day preceding the second anniversary of such date, exercise such Option with respect to one-third of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to such number of shares as when added to the number of shares previously purchased under the Option does not exceed two-thirds of the shares granted thereby, and (iii) during the period commencing on such third anniversary, exercise such Option with respect to all of the shares granted thereby.

         (B) To the extent exercisable, an Option may be exercised either in whole at any time or in part form time to time.

         (C) An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of Common Stock and payment of the option price to the Company for the number of shares of Common Stock specified in any one or a combination of the following: in cash, by cashless exercise, or in kind by the delivery of shares of the Common Stock having a fair market value on the date of delivery equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T promulgated under the Exchange Act, the Administrator may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

         (D) The Administrator may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

9.       TRANSFERABILITY.

         No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him.

10.      TERMINATION OF SERVICE.

         (A) Except as otherwise provided by the Administrator, in the event that, other than by reason of death or disability (as such term is defined in Section 22(e)(3) of the Code), a Participant leaves the employ or service of the Company and the Subsidiaries or, in the case of an Outside Director, does not stand for re-election or is not reelected, whether voluntarily or otherwise, each Option theretofore granted to him shall be exercisable to the extent exercisable immediately prior to the date of termination of employment or service (or the date the Director does not stand for reelection or is not reelected) within the period ending the earlier to occur of (i) the expiration of the period of three months after the date of such termination of services or failure to stand for or be reelected a Director and (ii) the date specified in such Option.

         (B) In the event a Participant's employment or service (including the service of an Outside Director) with the Company and the Subsidiaries terminates by reason of his death, each Option theretofore granted to him shall become immediately exercisable in full and shall terminate upon the earlier to occur of
(i) the expiration of the period of one year after the date of such Participant's death and (ii) the date specified in such Option.

         (C) Except as otherwise provided by the Administrator, in the event that, a Participant leaves the employ or service of the Company and the Subsidiaries by reason of his or her disability (as such term is defined in Section 22(e)(3) of the Code), each Option theretofore granted to him shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period of three months after the date of such termination, resignation or failure to stand for election or to be reelected and
(ii) the date specified in such Option.

11.      ADJUSTMENT OF NUMBER OF SHARES.

         (A) In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

         (B) In the event that there shall be any change, other than as specified in Section 11(A) hereof, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock, shall have been changed, or for which it shall have been exchanged, then, if the Administrator shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Option, such adjustment shall be made by the Administrator and shall be effective and binding for all purposes of the Plan and of each Option.

         (C) In the case or any substitution or adjustment in accordance with the provisions of this Section 11, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 11.

         (D) No adjustment or substitution provided for in this Section 11 shall require the Company to sell a fractional share under any Option.

         (E) In the event of the dissolution or liquidation of the Company, the Board, in its discretion, may accelerate the exercisability of each Option and/or terminate the same within a reasonable time thereafter.

12.      PURCHASE FOR INVESTMENT, WITHHOLDING AND WAIVERS.

         (A) Unless the delivery of the shares upon the exercise of an Option by a Participant shall be registered under the Securities Act of 1933, as amended, such Participant shall, as a condition of the Company's obligation to deliver such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

         (B) In the event of the death of a Participant, an additional condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Administrator shall determine.

         (C) An additional condition of exercising any non-incentive stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Administrator shall determine; provided, however, that such Participant may direct the Company to satisfy all or a portion of such withholding obligation by withholding from the shares of the Common Stock issuable to him on such exercise shares of the Common Stock having a fair market value equal to the portion of the withholding obligation so satisfied.

13.      DECLINING MARKET PRICE.

         In the event the fair market value of the Common Stock declines below the option price set forth in any Option, the Administrator may, subject to the approval of the Board, at any time, adjust, reduce, cancel and re-grant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Common Stock.

14.      NO STOCKHOLDER STATUS; NO RESTRICTIONS ON CORPORATE ACTS; NO EMPLOYMENT
         RIGHT.

         (A) Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price therefore, a share issued upon exercise of an Option shall be fully paid and non-assessable.

         (B) Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

         (C) Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

15.      TERMINATION AND AMENDMENT OF THE PLAN.

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of the shares of the Common Stock, increase the number of shares of the Common Stock as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 11 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining the Option prices, or extend the period during which an Option may be granted or exercised. Except as otherwise provided in Section 16 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

16.      EXPIRATION AND TERMINATION OF THE PLAN.

         The Plan shall terminate on March 1, 2014 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

17.      OPTIONS GRANTED IN CONNECTION WITH ACQUISITIONS.

         The Administrator may determine, in connection with the acquisition by the Company or a Subsidiary by way of exchange or purchase of stock, purchase of assets, merger or reverse merger or otherwise of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "ACQUIRED SUBSIDIARY"), that Options may be granted hereunder to employees or consultants and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary. The Administrator, at its discretion shall determine as to such Options, the option prices, may be exercisable immediately or at any time or times either in whole or in part, and such other provisions not inconsistent with the Plan, or the requirements set forth in Section 15 hereof that certain amendments to the Plan be approved by the stockholders of the Company.

                           ELITE PHARMACEUTICALS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY __, 2004


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby appoints Bernard Berk and Mark I. Gittelman, and each of them, with full power of substitution, to vote, as a holder of the common stock, par value $0.01 per share ("Common Stock"), of Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), all the shares of Common Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at the Union League Club, 38 East 37th Street, New York, New York, 10016, on May __, 2004 at 10:00 a.m. Eastern time, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.


         THE BOARD OF DIRECTORS RECOMMENDS THE VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED BELOW AND PROPOSALS 2, 3, 4 AND 5.

1.       Election of Directors:     John A. Moore, Eric
                                    L. Sichel, Harmon Aronson, Bernard Berk and
                                    Thomas Gifford


              FOR all Nominees [ ]                 WITHHOLD for all Nominees [ ]



If you do not wish your shares voted FOR a nominee, draw a line through that person's name above.

2. Proposed to amend the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock.


              FOR [ ]            AGAINST [ ]            ABSTAIN [ ]


3.       Proposal to approve adoption of Company's Stock Option Plan.


              FOR [ ]            AGAINST [ ]            ABSTAIN [ ]


4. Proposal to ratify the amendments of options and warrants described in the proxy statement.


              FOR [ ]            AGAINST [ ]            ABSTAIN [ ]


5. Proposal to approve sales of shares of Common Stock to certain Directors or their affiliates.


              FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.

            THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE,
               SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

                                  BACK OF CARD

         PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS AND PROPOSALS 2, 3, 4 AND 5 AS DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

Your may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder.

                                              (Please sign exactly as the name
                                              appears below. Joint owners should
                                              each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If a
                                              corporation, please sign with full
                                              corporate name by president or
                                              other authorized officer. If a
                                              partnership, please sign in the
                                              partnership name by authorized
                                              person.)




Dated:                   2004
        ------------------------          --------------------------------------
                                          Signature


--------------------------------
  PLEASE COMPLETE, SIGN, DATE
  AND RETURN THE PROXY CARD
  PROMPTLY USING THE
  ENCLOSED ENVELOPE.
--------------------------------


                                          --------------------------------------
                                          Signature, if held by joint owners